                                                                     EXHIBIT 1.1

                                ESCROW AGREEMENT


                  ESCROW AGREEMENT, dated as of March __, 1997, by and between Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of California, N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

                  WHEREAS, the Company proposes to sell an aggregate of 2,000,000 shares of its common stock, par value $0.001 per share (the "Shares"), as described in the Company's registration statement on Form S-3 (Registration No. 333-23211) (which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement");

                  WHEREAS, the Shares are being offered directly by the Company to various subscribers, principally institutions, whom the Company has contacted directly, pursuant to registration under the Securities Act of 1933, as amended, and pursuant to registration or exemptions from registration under state securities laws;

                  WHEREAS, the offering of the Shares will terminate on _______, 1997 (the "Final Closing Date") and, in the event the offering of Shares is not consummated, all payments made by subscribers will be refunded by the Escrow Agent with interest earned thereon, if any; and

                  WHEREAS, with respect to all subscription payments received from subscribers, the Company proposes to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, U.S. Trust Company of California, N.A., 515 South Flower Street, Suite 2700, Los Angeles, California 90071-2291.

                  NOW, THEREFORE, it is agreed as follows:

                  1. Establishment of Escrow. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares and any interest earned thereon in accordance herewith.

                  2. Deposit and Investment of Escrowed Property. The Company, on behalf of the subscribers for the Shares, shall from time to time, but in no event later than 12:00 noon on the date following the date of receipt by the Company, cause to be wired to or deposited with, or cause the subscribers for the Shares to wire or deposit with, the Escrow Agent funds or checks of the subscribers (the "Escrowed Property") delivered in payment for Shares. Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to the order of the Escrow Agent. Such checks must be (a) delivered to the Escrow Agent so as to be received not later than two business days before the Closing; (b) certified; and (c) payable in same or next day funds. The Escrow Agent upon receipt of such checks shall present such checks for payment by the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Company, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 5. Upon receipt of funds or checks from the Company, the Escrow Agent shall credit such funds and the amount of such checks to Trust # 75570747 (the "Escrow Account") pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Funds in the Escrow Account shall be invested in Federated Investors U.S. Treasury Cash Reserves. The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section 2. Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds or, in the case of checks, from the date on which such check amounts are paid by the drawee bank, until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 4.

                  3. List of Subscribers. The Company shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber. The Escrow Agent shall notify the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this
Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4; provided, however, that the Escrow Agent must notify the Company in writing prior to making any such revisions.

                  4. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit A hereto (an "Offering Termination Notice"), from the Company, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 2 and send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (e) of this Section 4, a check to the order of such subscriber in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) promptly after the fourth business day of the month, or upon receipt, if later, immediately following the month in which the investments made pursuant to Section 2 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (e) of this Section 4, a check to the order of each such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's funds. The Escrow Agent shall notify the Company in writing of the distribution of


                                       2.

such funds to the subscribers.

                  (b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Final Closing Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent. The Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit B hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof (the "Closing Date"), which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereon on such Closing Date, not less than one nor more than three business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice, and the Escrowed Property:

                           (i)      on or prior to the Closing Date identified
in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 2 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);

                           (ii)     on such Closing Date, pay to the Company, in
federal or other immediately available funds and otherwise in the manner and amounts specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3; and

                           (iii)    promptly after the fourth business day of
the month immediately following the month in which the investments made pursuant to Section 2 were terminated pursuant to such Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 4, a check to the order of the Company in the amount of interest and other income earned and not yet paid with respect to any investment of the Escrowed Property distributed on such Closing Date.

                  (c) If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit C hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscription of such subscriber or subscribers have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent (i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 2 and send to such subscriber, in the manner set forth




                                       3.

in paragraph (e) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month, or upon receipt, if later, immediately following the month in which the investments made pursuant to Section 2 were terminated pursuant to this paragraph, shall send to such subscriber, in the manner set forth in paragraph (e) of this Section 4, a check to the order of such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's Rejected Subscription amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company the amount of the interest earned for the account of each subscriber and the date such subscription was received.

                  (d) On a date following the transfer of any interest earned for the account of each subscriber pursuant to Section 4(a) or (c), but not later than January 31, 1998, the Escrow Agent shall provide each subscriber with tax form 1099 setting forth the amount of such interest.

                  (e) For the purpose of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 3.

         5. Notices. Except for any Offering Termination Notice or any Closing Notice, which may be delivered by facsimile transmission, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand or (b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

         If to the Company, to:

                  Shaman Pharmaceuticals, Inc.
                  213 East Grand Avenue
                  South San Francisco, California 94080
                  Attention:  Lisa A. Conte

         With a copy to:

                  Brobeck, Phleger & Harrison LLP
                  Two Embarcadero Place
                  2200 Geng Road
                  Palo Alto, California 94303
                  Attention:  J. Stephan Dolezalek, Esq.

         If to the Escrow Agent, to:

                  U.S. Trust Company of California, N.A.


                                       4.

                  515 South Flower Street, Suite 2700
                  Los Angeles, California 90071-2291
                  Attention:  Corporate Trust Department

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

                  6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company that:

                           (a)      The Escrow Agent shall not be under any duty
to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                           (b)      This Escrow Agreement expressly sets forth
all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement of the Company except this Escrow Agreement.

                           (c)      The Escrow Agent shall not be liable, except
for its own negligence or willful misconduct, and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Escrow Agent, and the Company shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements arising out of and in connection with this Escrow Agreement other than as a result of the Escrow Agent's negligence or willful misconduct. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

                           (d)      The Escrow Agent shall be entitled to rely
upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon an instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or


                                       5.

execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

                  (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification or nonresident alien certifications.

         This paragraph (f) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

                  (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Company or at any time may resign by giving written notice to such effect to the Company.

Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent designated by the Company in writing, or to any court of competent jurisdiction if no such successor escrow agent is designated, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery (A) to the Escrow Agent of the Company's notice of termination or (B) to the Company of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a written disposition instruction by the Company or any enforceable order of a court of competent jurisdiction.

                  (j) The Escrow Agent shall have no responsibility for the contents


                                       6.

of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (k) In the event of any disagreement among or between the Company and the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and nonappealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (l) As consideration for its agreement to act as Escrow Agent as herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit D hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

                  (m) The Company irrevocably (i) submits to the jurisdiction of any California or federal court sitting in California in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agrees that all claims with respect to such action or proceeding shall be heard and determined in California or federal court, and (iii) waives, to the fullest extent possible, the defense of an inconvenient forum. The Company hereby consents to and grants any such court jurisdiction over the persons of such party and over the subject matter of any such dispute and agrees that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (n) Except for this Escrow Agreement, no printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the Company or on such party's behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and Prospectus.

         7.       Miscellaneous.


                                       7.

                  (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 6 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the prior written consent of the other party.

                  (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of California (without reference to its rules as to conflicts of law).

                  (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                  (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

                  (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

                  (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

U.S TRUST COMPANY OF                     SHAMAN PHARMACEUTICALS, INC.
CALIFORNIA, N.A.



By __________________________________    By _________________________________
   Name:                                    Name: Lisa A. Conte
   Title:                                   Title:   President, Chief Executive
                                                     Officer and Chief Financial
                                                     Officer


                                       8.

                                    EXHIBIT A

                      [Form of Offering Termination Notice]




U.S. Trust Company of California, N.A.
515 South Flower Street, Suite 2700
Los Angeles, California 90071-2291
Attention:  ________________

Dear Mr. ________:

                  Pursuant to Section 4(a) of the Escrow Agreement dated as of March __, 1997 (the "Escrow Agreement") among Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

                                       Very truly yours,

                                       SHAMAN PHARMACEUTICALS, INC.


                                       By: __________________________________
                                           Name:
                                           Title:

                                    EXHIBIT B

                            [Form of Closing Notice]




U.S. Trust Company of California, N.A.
515 South Flower Street, Suite 2700
Los Angeles, California 90071-2291
Attention:  ________________

Dear Mr. ________:

                  Pursuant to Section 4(b) of the Escrow Agreement dated as of March __, 1997 (the "Escrow Agreement"), among Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on ________________________, 1997 (the "Closing Date").

                  Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish a call back regarding these instructions.

                  We hereby request that the aggregate subscription amount of $_______________ plus interest earned thereon be paid to us via wire transfer in accordance with the attached wire instructions.

                                       Very truly yours,

                                       SHAMAN PHARMACEUTICALS, INC.


                                       By: _______________________________
                                           Name:
                                           Title:

                                    EXHIBIT C

                    [Form of Subscription Termination Notice]




U.S. Trust Company of California, N.A.
515 South Flower Street, Suite 2700
Los Angeles, California 90071-2291
Attention:  ________________

Dear Mr. ________:

                  Pursuant to Section 4(c) of the Escrow Agreement dated as of March __, 1997 (the "Escrow Agreement") among Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and you, the Company hereby notifies you that the following subscription(s) have been rejected:


                                Amount of                         Dollar
                               Subscribed                        Amount of
        Name of                  Shares                          Rejected
      Subscriber                Rejected                       Subscription
      ----------                --------                       ------------



                                       Very truly yours,

                                       SHAMAN PHARMACEUTICALS, INC.


                                       By: _______________________________
                                           Name:
                                           Title:

                                    EXHIBIT D

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                              IMPOUND AGENT FOR
                         Shaman Pharmaceuticals, Inc.
                               TRUST # ___________

                                  FEE SCHEDULE

                 $ ______.__              IMPOUND AGENT FEE
                 $ ______.__              PER CLOSING DATE EXTENSION
                 $ ______.__              PER RETURNED SUBSCRIPTION FUNDS
                                          CHECK IF IMPOUND NOT COMPLETED